UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 16, 2013
Date of Report (Date of earliest event reported)

ECHO AUTOMOTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53681	98-0599680
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

16000 N. 80th Street, Suite E, Scottsdale, AZ 85260
(Address of Principal Executive Offices)

(855) 324-6288
(Registrant’s telephone number, including area code)

________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On May 16, 2013, Echo Automotive, Inc. (the "Company" or "Echo") entered into a Securities Purchase Agreement and consummated a private placement offering with United Fleet Financing LLC ("UFF") pursuant to which UFF agreed to provide One Million Five Hundred Thousand Dollars ($1,500,000) of funding (the “PP Financing”) to Echo for working capital in exchange for the issuance of 2,727,273 units at a price of $0.55 per unit. Each unit consists of one (1) share of common stock and a warrant to purchase 1.25 shares of Echo common stock at an exercise price equal to $0.65 per share, exercisable over five (5) years.

     The PP Financing will be provided to Echo in nine (9) monthly installments starting June 15, 2013 and continuing monthly thereafter until the full amount has been provided. Echo will file a registration statement for the resale of the shares of Echo common stock issued in connection with the PP Financing within forty five (45) days of the closing date of the private placement offering.

     The Securities Purchase Agreement contain representations and warranties by Echo and UFF that are customary for transactions of this type.

     The foregoing description of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of the aforementioned agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Section 3 – Securities and Trading Market

Item 3.02. Unregistered Sales of Equity Securities.

     The information provided in Item 1.01 of this Current Report on Form 8-K related to the Securities Purchase Agreement is incorporated by reference into this Item 3.02.

     In connection with the Securities Purchase Agreement, Echo will issue 2,727,273 units at a price of $0.55 per unit to UFF. Each unit consists of one (1) share of common stock and a warrant to purchase 1.25 shares of Echo common stock at an exercise price equal to $0.65 per share, exercisable over five (5) years.

     None of the securities described above were registered under the Securities Act or under the securities laws of any state in the United States. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws. The securities described above may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit
Number	Description

10.1	Form of Securities Purchase Agreement (incorporated by reference to our Quarterly Report on Form 10-Q filed on August 20, 2012)

10.2	Form of Warrant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO AUTOMOTIVE, INC.
a Nevada corporation

Dated: May 22, 2013	By:	/s/ Patrick van den Bossche
Patrick van den Bossche
Chief Operating Officer, Managing Director